FILED
      IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

           FEB 10 1999

          No. C3145-99
         ---------------
         /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE


                            ARTICLES OF INCORPORATION
                                       OF
                            Greatestescapes.Com Inc.

KNOW ALL MEN BY THESE PRESENTS:

That we the undersigned, have this day voluntarily associated ourselves together for the purposes of forming a corporation under the laws of the State of Nevada and we do hereby certify:

                                        I

The name of this corporation is Greatestescapes.Com Inc.

                                       II

The resident agent of said corporation shall be Pacific Corporate Services, Inc, 7631 Bermuda Road, Las Vegas NV 89123 and such other offices as may be determined by the By-Laws in and outside of the State of Nevada.

                                       III

The objects to be transacted, business and pursuit and nature of the business, promoted or carried on by this corporation are and shall continue to be engaged in any lawful activity except banking or insurance.

                                       IV

The members of the governing board shall be styled Directors and the first Board of Directors shall consist of one (1). The number of stockholders of said corporation shall consist of one (1). The number of directors and stockholders of this corporation may, from time to time, be increased or decreased by an amendment to the Buy-laws of this Corporation in that regard, and without the necessity of amending these Articles of Incorporation. The names and addresses of the first Board of Directors and of the incorporators signing these Articles are as follows:

Kathy Whyte                                   16688-102 Avenue,
                                              Surrey, B.C. Canada V4N 4X2

                                        V

The Corporation is to have perpetual existence.


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                                       VI

The total authorized capitalization of this Corporation shall be and is the sum of 200,000,000 shares of Common Stock at $0.001 par value, said stock to carry full voting power and the said shares shall be issued fully paid at such time as the Board of Directors may designate, in exchange for cash, property, or services, the stock of other corporations or other values, rights or things, and the judgment of the Board of Directors as to the value thereof shall be conclusive.

                                       VII

The capital stock shall be and remain non-assessable. The private property of the stockholders shall not be liable for the debts or liabilities of the Corporation.

IN WITNESS WHEREOF, I have set my hand this 8th day of February, 1999.

                                                   /s/ K. Whyte
                                              -----------------------
                                                    Kathy Whyte


CITY OF SURREY,        )
PROVINCE OF BRITISH    )
COLUMBIA               )

On this 8 day of February, 1999, before me a Notary Public in and for said City of Surrey, Province of British Columbia, personally appeared, Kathy Whyte, known to me to be the person whose name is subscribed to the foregoing instrument, and she duly acknowledged to me that she executed the sane for the purpose therein mentioned.

IN WITNESS WHEREOF, I have set my hand and offered by official seal in the said City of Surrey, Province of British Columbia, Canada, the day and year in this Certificate first above written.

                                                       /s/ Janice A. McMath
                                                   -----------------------------
                                                           Notary Public
                                                         JANICE A. McMATH
                                                           NOTARY PUBLIC
                                                      200, 10351 - 150 STREET
                                                   SURREY, B.C. V3R 4B1 588-1202


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                                STATE OF NEVADA
                               Secretary of State
                        I hereby certify that this is a
                        true and complete copy of
                        the document as filed in this
                        office.


                                   FEB 10 '99

                                 /s/ Dean Heller
                                   DEAN HELLER
                               Secretary of State
                               By: /s/ [ILLEGIBLE]
                             ----------------------


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